UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 7, 2008
ECHOSTAR CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)
90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4000 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 7, 2008, EchoStar Corporation (the “Company”) increased the size of its Board of Directors from seven to eight members and added Joseph P. Clayton as an independent member of the Company’s Board effective October 7, 2008.  Mr. Clayton was appointed to the Company’s Board following the recommendation of the Company’s Nominating Committee and will serve on the Audit, Nominating and Compensation Committees of the Board.

Mr. Clayton served as Chairman of Sirius Satellite Radio Inc. (“Sirius”) from November 2004 through July 2008 and served as Chief Executive Officer of Sirius from November 2001 through November 2004.  Prior to joining Sirius, Mr. Clayton served as President of Global Crossing North America, as President and Chief Executive Officer of Frontier Corporation and as Executive Vice President, Marketing and Sales - Americas and Asia, of Thomson S.A.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
No.                    Description
Exhibit 99.1 Press Release “EchoStar Adds Joseph Clayton To Board Of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: October 9, 2008	By: /s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description
Exhibit 99.1	Press Release “EchoStar Adds Joseph Clayton To Board Of Directors”